Exhibit 99.1

Xtant Medical Announces Debt Restructuring

BELGRADE, MT, August 10, 2020 – Xtant Medical Holdings, Inc. (NYSE American: XTNT), a global medical technology company focused on surgical solutions for the treatment of spinal disorders, today announced that it has entered into a Restructuring and Exchange Agreement with the lenders under its credit facility pursuant to which the parties agreed to take certain actions to restructure Xtant’s outstanding indebtedness, including the exchange of certain indebtedness outstanding under the facility, together with accrued and unpaid interest thereon, into shares of Xtant common stock.

The primary purpose of the restructuring is to improve Xtant’s capital structure by reducing its outstanding debt, which the Company expects will facilitate future access to capital markets for investment in its growth initiatives, and provide a path to possibly regain compliance with the NYSE American continued listing standards.

“We are pleased to have signed this agreement with our lenders, which are affiliated with OrbiMed Advisors LLC, who currently hold all of our outstanding indebtedness under our credit facility and over 70% of our outstanding common stock. The completion of this restructuring will significantly reduce Xtant’s total indebtedness leaving less than $17 million drawn under our credit facility post-transaction, lower our cost of debt to more serviceable levels, and allow us to focus on further improving the Company’s operating model and growth profile. Our restructured balance sheet, combined with our recently announced cost saving measures, will allow management to place even greater attention on our mission of ‘honoring the gift of donation, so that our patients can live as full a life as possible.’” said Sean Browne, President and CEO of Xtant Medical.

The restructuring transactions contemplated under the Restructuring and Exchange Agreement include, among others:

●	an amendment to Xtant’s charter to increase the number of authorized shares of common stock from 75 million to 300 million;

●	the exchange by Xtant of shares of common stock for approximately $40.8 million of the aggregate outstanding principal amount of the loans outstanding under the credit agreement, as well as, without duplication, approximately $21.1 million of the outstanding amount of PIK Interest (as defined in the credit agreement) (such loans and PIK Interest, referred to as the “exchanging loans”), plus all other accrued and unpaid interest on the exchanging loans outstanding as of the closing date, at an exchange price of $1.07 per share, representing the average closing price of the common stock over the 10 trading days immediately prior to the parties entering into the Restructuring and Exchange Agreement, and resulting in the issuance of approximately 57.8 million shares of Xtant common stock to the lenders;

●	the execution of an amendment to the credit agreement by the parties thereto to change certain provisions therein, including extinguishing loans in an aggregate principal amount equal to the exchanging loans outstanding thereunder together with all accrued and unpaid interest thereon, adding loans in an aggregate principal amount equal to the prepayment fee payable thereunder in respect of the exchanging loans, reducing the amount of credit availability thereunder, reducing the interest rate and eliminating certain financial covenants; and

●	the launch by Xtant of a rights offering to allow stockholders of the Company to purchase up to an aggregate of $15 million of Xtant common stock at the same price per share as the $1.07 per share exchange price used to exchange the exchanging loans into common stock.

Immediately after the signing of the Restructuring and Exchange Agreement, Xtant solicited and obtained the written consent of OrbiMed Royalty Opportunities II, LP and ROS Acquisition Offshore LP, the holders of an aggregate of approximately 9.25 million shares of common stock, representing a majority of the outstanding shares of Xtant common stock as of the record date, August 7, 2020, for the approval of the charter amendment and the share issuance. The written consent of these two stockholders was sufficient to approve the charter amendment and the share issuance. Therefore, no proxies or additional consents will be solicited by Xtant in connection with the transaction.

Pursuant to applicable federal securities and corporate laws, Xtant intends to file an information statement with the Securities and Exchange Commission and send it to all holders of its common stock as of August 7, 2020 for the purpose of informing such stockholders of the written actions taken by the two consenting stockholders. In accordance with applicable federal securities laws, the stockholder consent of the two consenting stockholders will become effective no sooner than 20 calendar days following the mailing of the information statement. After the expiration of this 20-day period, Xtant intends to file the charter amendment with the Secretary of State of the State of Delaware and, immediately thereafter, issue the 57.8 million shares of common stock to the lenders in exchange for the exchanging loans. After completion of that transaction, Xtant intends to commence a rights offering to provide all stockholders as of a record date to be determined at a future date the opportunity to purchase Xtant common stock at the same price per share as the $1.07 exchange price used in the debt restructuring.

“The Board, as well as our controlling stockholder, OrbiMed, are cognizant of the significant dilution that will result from the completion of the debt restructuring, which may be alleviated to some extent by the subsequent rights offering that we intend to launch thereafter,” continued Mr. Browne. “As a management team, we are anxious to put the NYSE American compliance issue and debt restructuring behind us so that we can continue to focus on providing critical spinal surgical solutions to patients in need, developing the commercial spine market and improving our overall operational efficiencies.”

About Xtant Medical Holdings, Inc.

Xtant Medical Holdings, Inc. (www.xtantmedical.com) is a global medical technology company focused on the design, development, and commercialization of a comprehensive portfolio of orthobiologics and spinal implant systems to facilitate spinal fusion in complex spine, deformity and degenerative procedures. Xtant people are dedicated and talented, operating with the highest integrity to serve our customers.

The symbols ™ and ® denote trademarks and registered trademarks of Xtant Medical Holdings, Inc. or its affiliates, registered as indicated in the United States, and in other countries. All other trademarks and trade names referred to in this release are the property of their respective owners.

Additional Information

As mentioned above, Xtant intends to file an information statement with the Securities and Exchange Commission (SEC) for the purpose of informing its stockholders of the written actions taken by OrbiMed Royalty Opportunities II, LP and ROS Acquisition Offshore LP. The Company’s stockholders are urged to read the information statement when it becomes available and any other relevant documents filed with the SEC, as well as any amendments or supplements to those documents, because they will contain important information. A free copy of the information statement, as well as other filings with the SEC containing information about the Company and the restructuring transactions, may be obtained, when available, at the SEC’s website at www.sec.gov. Copies of the information statement may also be obtained, when available, without charge, by calling the Company at (406) 388-0480 or sending your request in writing to the Company at the following address: 664 Cruiser Lane, Belgrade, Montana 59714, Attention: Investor Relations.

Cautionary Statement Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements that are predictive in nature, that depend upon or refer to future events or conditions, or that include words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “continue,” “future,” “will,” “may,” “continue,” similar expressions or the negative thereof, and the use of future dates. Forward-looking statements in this release include the Company’s expectations regarding the timing, effect and benefits of the restructuring transactions and its compliance with the continued listing standards of the NYSE American. The Company cautions that its forward-looking statements by their nature involve risks and uncertainties, and actual results may differ materially depending on a variety of important factors, including, among others: risks and uncertainties surrounding the restructuring transactions, including without limitation, the Company’s ability to consummate the restructuring transactions and to do so on a timely basis and its ability to maintain the listing of its common stock on the NYSE American; the effect of the COVID-19 pandemic on the Company’s business, operating results and financial condition; the Company’s future operating results and financial performance; the ability to increase or maintain revenue; the ability to remain competitive; the ability to innovate and develop new products; the effect of management changes and the ability to engage and retain qualified personnel; government and third-party coverage and reimbursement for Company products; the ability to obtain and maintain regulatory approvals and comply with government regulations; the effect of product liability claims and other litigation to which the Company may be subject; the effect of product recalls and defects; the ability to obtain and protect Company intellectual property and proprietary rights and operate without infringing the rights of others; the ability to service Company debt, comply with its debt covenants and access additional indebtedness; the ability to obtain additional financing and other factors. Additional risk factors are contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2019 filed with the SEC on March 5, 2020, as supplemented by subsequent disclosures in the Company’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2020 and in future Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. Investors are encouraged to read the Company’s filings with the SEC, available at www.sec.gov, for a discussion of these and other risks and uncertainties. The Company undertakes no obligation to release publicly any revisions to any forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events, except as required by law. All forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by this cautionary statement.

Investor Relations Contact

David Carey

Lazar FINN

Ph: 212-867-1762

Email: david.carey@finnpartners.com